Exhibit 10.3

EXECUTION

FORBEARANCE AGREEMENT AMENDMENT NO. 2

among

EBET, INC. F/K/A ESPORTS TECHNOLOGIES, INC.

as the Borrower,

the SUBSIDIARIES OF THE BORROWER,

as Guarantors

and

CP BF LENDING, LLC,

as Lender

Dated as of October 1, 2023

1

This FORBEARANCE AGREEMENT AMENDMENT NO. 2 (this “Agreement”) is entered into as of October 1, 2023 by and between EBET, INC. f/k/a ESPORTS TECHNOLOGIES, INC., a Nevada corporation (the “Borrower”), the Guarantors, and CP BF LENDING, LLC, a Delaware limited liability company (the “Lender”).

WHEREAS, the Lender and the Borrower are parties to that certain Credit Agreement dated as of November 29, 2021 as amended from time to time, (the “Credit Agreement”) whereby the Lender advanced a term loan to the Borrower in the original principal amount of THIRTY MILLION DOLLARS and 00/100 CENTS (US$30,000,000.00) (the “Loan” as defined in the Credit Agreement) and a discretionary Revolving Loan to the Borrower in the original principal amount of up to FOUR MILLION DOLLARS and 00/100 CENTS (US$4,000,000.00) which Loan, Revolving Loan and other Obligations under the Credit Agreement have been unconditionally guaranteed by the Guarantors;

WHEREAS, the Lender, the Borrower and the Guarantors have entered into a Forbearance Agreement dated as of June 30, 2023 as amended by Forbearance Agreement Amendment No. 1 dated as of September 15, 2023 (the “Forbearance Agreement”), whereby the Borrower and the Guarantors acknowledged the existence of certain Specified Events of Default and acknowledged and confirmed certain other matters referenced in the Forbearance Agreement, and in consideration therefore, the Lender agreed to enter into the Forbearance Agreement and to forbear from exercising its rights and remedies during the Forbearance Period;

WHEREAS, on February 13, 2023, via electronic mail, a copy of which is attached hereto as Exhibit A and incorporated herein and as amended thereafter on April 28, 2023 in the Fifteenth Limited Waiver Agreement, on May 12, 2023 in the Sixteenth Limited Waiver Agreement, on May 26, 2023 in the Seventeenth Limited Waiver Agreement, on June 9, 2023 in the Eighteenth Limited Waiver Agreement, on June 20, 2023 in the Nineteenth Limited Waiver Agreement, on June 30, 2023 and September 15, 2023 in the Forbearance Agreement (the “2/13 Email”), Lender agreed on a limited basis to defer the ongoing requirement to provide Aspire Excess Cash Flow Certificates for the period of time provided for therein and on the terms and conditions contained therein;

WHEREAS, the Lender and the Borrower have entered into an Amended and Restated Note Conversion Agreement dated as of October 1, 2023 whereby the Lender and the Borrower have agreed that Lender may from time to time convert certain amounts of its Loan and Revolving Loan into Capital Stock of the Borrower;

WHEREAS, the Borrower and the Guarantors have requested that the Lender extend the Forbearance Period, and Lender has agreed, subject to the terms of this Agreement and provided that no Default or Event of Default that is not otherwise designated as a Specified Event of Default has occurred prior to the date of this Agreement;

WHEREAS, Lender and the Credit Parties further wish to set forth their mutual acknowledgements, confirmations and agreements in this Agreement subject to the understanding that except as modified in this Agreement, nothing in this Agreement constitutes or will constitute a modification, amendment or other change to the terms of the Credit Documents previously executed between the Lender and the Credit Parties, and that this Agreement may not, in any circumstance, be regarded as a moratorium or novation of any obligations of the Credit Parties.

2

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lender and the Credit Parties hereby agree as follows:

1. Defined Terms. Capitalized terms used herein and not otherwise defined in the recitals shall have the meanings ascribed to them in the Credit Documents.

2. Borrower Acknowledgements.

a. Defaults. Borrower and Guarantors acknowledge that the Specified Events of Default identified on the list attached hereto as Exhibit B hereto have occurred or will occur during the term of this Agreement and that the Specified Events of Default in existence as of the date of this Agreement are continuing.

b. Credit Documents. The Credit Documents and all other agreements, instruments and other documents executed in connection with or relating to the Obligations or the Collateral are legal, valid, binding and enforceable against Borrower and Guarantors in accordance with their terms. The terms of the Credit Documents as in effect immediately prior to the effectiveness of this Agreement remain unchanged, except as modified by this Agreement.

c. No Lending Obligations. As a result of the Specified Events of Default, the Lender has no obligation to make loans or otherwise extend credit to Borrower, except as expressly contemplated under the Forbearance Agreement, and that any extensions of credit made during the Forbearance Period (as defined below) are to be made in the sole discretion of the Lender and shall not constitute a waiver of any of Lender’s rights under the Credit Documents.

d. Right to Accelerate Obligations. As a result of the Specified Events of Default, the Lender has the immediate right to accelerate the maturity and demand immediate payment of the Obligations.

e. Default Notice. To the extent a notice of default is required by the Credit Documents to be provided to the Borrower and the Guarantors, the Borrower and the Guarantors acknowledge that this Agreement shall constitute such notice under the Credit Documents. The Borrower and the Guarantors further acknowledge that such notice is received timely and properly, that the Lender reserves all rights and remedies available to it under the Credit Documents and at law. The Borrower and the Guarantors hereby waive any rights to receive further notice solely in connection with the Specified Events of Default. All applicable cure periods relating to the Specified Events of Default are waived by the Borrower and the Guarantors.

f. Default Interest Rate. By reason of the Specified Events of Default, the Lender has the right, as of the Effective Date (as defined below), to impose the default rate of interest under Section 2.4(c) of the Credit Agreement commencing from the date of the occurrence of the initial Specified Event of Default.

g. No Waiver of Defaults. Neither this Agreement, nor any actions taken in accordance with this Agreement or the Credit Documents, including the Lender’s willingness to extend credit to the Borrower pursuant to the terms of this Agreement, shall be construed as a waiver of or consent to the Specified Events of Default or any other existing or future defaults under the Credit Documents, as to which the Lender’s rights shall remain reserved.

3

h. Preservation of Rights and Remedies. Upon expiration of the Forbearance Period, all of the Lender’s rights and remedies under the Credit Documents and at law and in equity shall be available without restriction or modification, as if the forbearance had not occurred.

i. Lender Conduct. The Lender has fully and timely performed all of its obligations and duties in compliance with the Credit Documents and applicable law, and has acted in good faith under the circumstances.

j. Request to Forbear. The Borrower and the Guarantors have requested the Lender’s forbearance as provided herein, which shall inure to their direct and substantial benefit.

3. Forbearance Period. Section 3(i) of the Forbearance Agreement is amended to delete the date “October 31, 2023” and to substitute the date “June 30, 2025” in place thereof.

4. Compliance Certificate. Until such time as further notified by the Lender that the waiver contained in this Section 4 is no longer in effect, the Lender waives each requirement contained in the Credit Agreement for the delivery to the Lender of a Compliance Certificate, provided, however, that at all times this waiver is in effect, the Borrower and the Guarantors agree that all changes, modifications, additions, and updates to Collateral that would have been reported on either an exhibit to a Compliance Certificate or an amendment to the Information Certificate at any time or times a Compliance Certificate would have been delivered absent this waiver, shall be reported to the Lender no later than two (2) business days after such changes, modifications, additions, or updates have been made unless such changes, modifications, additions, or updates required prior consent of the Lender pursuant to the Credit Documents prior to implementation in which case the consent provisions of the Credit Documents shall control.

5. Conditions Precedent. This Agreement shall not become effective unless and until the date (the "Effective Date") that each of the following conditions shall have been satisfied in the Lender’s sole discretion, unless waived in writing by the Lender:

a. Delivery of Documents. The Borrower and the Guarantors shall deliver or cause to be delivered the following documents, each in substance and form acceptable to the Lender:

i. a copy of this Agreement, duly executed by the Borrower and the Guarantors; and

ii. a certificate dated the date hereof, signed by a duly authorized officer, director or manager of the Borrower and the Guarantors, containing certified copies of (i) resolutions duly adopted by the board of directors or other applicable authorizing body of the Borrower and the Guarantors, as applicable, authorizing the execution and delivery of this Agreement and all documents required to be delivered in connection herewith, and all transactions contemplated herein; (ii) a statement containing the true and correct names, titles and signatures of individuals or entities authorized to sign such documents and authorize such transactions; (iii) a statement that the Borrower and each Guarantor is in good standing (or the substantive equivalent in each relevant jurisdiction) in the Borrower’s and each Guarantors’ jurisdiction of incorporation, organization or formation and in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business; and (v) and a statement that there have been no modifications to the Borrower’s or any Guarantor’s formation or governance documents since November 29, 2021 except as contained in the documents attached to the certificate;

b. Professional Fees and other Expenses. As consideration for the Lender’s agreement to forbear as set forth herein, Borrower shall have paid or reimbursed Lender for all of all of Lender’s fees and expenses (including fees and expenses of counsel incurred in connection with the drafting and negotiation of this Agreement).

4

6. Amendments.

a. The 2/13 Email as amended is further amended to i) delete the date “October 31, 2023” and to substitute the date “June 27, 2025” in place thereof, and ii) delete the date “November 23, 2023” and to substitute the date “June 30, 2025” in place thereof.

b. The Pledge and Security Agreement as amended as of May 26, 2023 (the “Security Agreement”) shall be further amended from time to time by adding at the end of the existing description in the Description of Claims column on the Commercial Tort Claims schedule any actual litigation matters as any actions involving such matters are filed and served.

c. Section 11(b)(i) of the Forbearance Agreement is amended to delete the date “November 28, 2023” and to substitute the date “June 24, 2025” in place thereof.

d. Section 4 of the Forbearance Agreement is hereby amended by deleting “or” at the end of subsection “b”, by deleting the “.” at the end of subsection “c”, by inserting “; or” at the end of subsection “c” and by adding a new subsection “d” as follows:

“d. The suspension from trading or failure of the Capital Stock of the Borrower to trade or be listed on the NASDAQ exchange for a period of thirty (30) consecutive calendar days.”

e. Section 9(k) of the Forbearance Agreement is hereby amended to add “Section 2.8” in the list of Credit Agreement Sections enumerated in Section 9(k).

7. Interest. Notwithstanding anything to the contrary in Section 2.4 (a) and Section 2.4 (b) of the Credit Agreement and in Section 3.2 and Section 4.1 of the Revolving Note, commencing as of the date hereof, the Loan and the Revolving Loan shall bear interest on the unpaid principal amount thereof through the date of repayment (whether by acceleration or otherwise) at a rate equal to 16.5% per annum and shall be PIK Interest. All PIK Interest on the Loan shall accrue in arrears and be added to the outstanding principal balance of the Loan on the first calendar day of each calendar month, and the principal amount of the Loan shall be increased by such PIK Interest amount for all purposes under the Credit Documents. All PIK Interest on the Revolving Loan shall accrue in arrears and shall be an advance under the Revolving Loan and added to the outstanding principal balance of the Revolving Loan on the first calendar day of each calendar month. The principal amount of the Revolving Loan shall be increased by such PIK Interest amount for all purposes under the Credit Documents but at no time shall the outstanding principal amount of the Revolving Loan exceed FOUR MILLION DOLLARS and 00/100 CENTS ($4,000,000.00) All accrued but unpaid interest on the Loan and on the Revolving Loan shall be due and payable in full on the earlier of (i) any date of any prepayment of the Loan or the Revolving Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid, and (ii) the Maturity Date.

8. Covenants.

a. Mandatory Prepayment. The Borrower agrees that to the extent that it is entitled to receive, and either directly or indirectly through a third party at any time receives proceeds (net of costs, expenses and other amounts due to any litigation funder approved by the Lender (“Net Proceeds”)), which Net Proceeds arise from or are in connection with a judgment, settlement or other in or out of court resolution of the Commercial Tort Claim identified in the Security Agreement as amended by this Agreement, then upon receipt of such Net Proceeds, the Borrower shall pay or shall cause any third party in possession of the Net Proceeds to pay to the Lender, as a mandatory prepayment under Section 2.8(e) of the Credit Agreement together with all other amounts due to the Lender at the time a mandatory prepayment is made, one hundred percent (100%) of the Net Proceeds to be applied to the then existing Loan amount balance due, the Revolving Loan balance due and any other outstanding Obligations then due to the Lender.

5

b. Additional Consideration. As additional consideration for the Lender’s agreement to forbear which additional consideration is fully earned as of the date hereof, the Borrower agrees that to the extent that it is entitled to receive, and either directly or indirectly through a third party at any time receives Net Proceeds, then upon receipt of such Net Proceeds, the Borrower shall pay or shall cause any third party in possession of the Net Proceeds to pay to the Lender an amount equal to five percent (5.0%) of the Net Proceeds amount which is in excess of FIFTY MILLION DOLLARS and 00/100 CENTS (US$50,000,000.00) (the “Additional Consideration”). The calculation of the Additional Consideration shall be based upon the full amount of Net Proceeds received prior to any mandatory prepayment made under Section 8(a). of this Agreement and Section 2.8(e) of the Credit Agreement. Borrower agrees that the Net Proceeds are proceeds of the Commercial Tort Claim identified in the Security Agreement and the Borrower reaffirms and ratifies its grant of a security interest to the Lender in such Commercial Tort Claim and the proceeds thereof. For the avoidance of doubt, the Additional Consideration is in addition to all payments due and owing with respect to the Loan and Revolving Loan and the Borrower is obligated to make such Additional Consideration payment regardless of whether and when the Loan and/or the Revolving Loan and any other Obligations other than the Additional Consideration have been paid in full. Payment of the Additional Consideration is a material requirement of Lender in order to induce the Lender to enter into this Agreement. The Borrower’s obligation to pay the Additional Consideration shall survive the Termination Date, is an “Obligation” under the Credit Agreement, and the Lender shall not be obligated to release or terminate its security interest in the Net Proceeds until the Additional Consideration is paid in full.

c. Malta Lien. To the extent the Lender determines at any time and in its sole discretion that additional actions are required to secure by the Lien on all Collateral granted by Karamba Limited under the laws of Malta, amounts in excess of the original principal amount of the Loan or the Revolving Loan resulting from the accrual of PIK Interest, the Borrower shall fully cooperate with the Lender to assure that such Lien is extended to secure amounts in excess of the original principal amount of the Loan.

9. Reaffirmation of Loan Balance. The Borrower confirms that, as of the date hereof, upon giving effect to this Agreement, it is indebted to the Lender in respect of the Loan in the principal amount of TWENTY-SIX MILLION THREE HUNDRED EIGHTY-FOUR THOUSAND SIX HUNDRED THIRTY-FOUR DOLLARS and 66/100 CENTS (US$26,384,634.66), together with interest accrued and unpaid thereon (including PIK Interest), and in respect of the Revolving Loan in the principal amount of ONE MILLION SIX HUNDRED NINETY THOUSAND SEVEN HUNDRED FORTY-FOUR DOLLARS and 58/100 CENTS (US$1,690,744.58), together with interest accrued and unpaid thereon, together with all fees, costs, expenses and other charges due and owing by the Borrower under the Credit Documents and that all such amounts are unconditionally owing by the Borrower to the Lender, without offset, defense or counterclaim of any kind, nature or description whatsoever.

10. Credit Documents. This Agreement, constitutes a “Credit Document” as defined in the Credit Agreement, as the same may be amended from time to time. All references in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to the Credit Agreement, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall be deemed to refer to the Credit Agreement as modified by this Agreement. For the avoidance of doubt, any default by the Borrower or any Guarantor under the terms of this Agreement shall constitute an Event of Default under the Credit Agreement.

11. Governing Law, Jurisdiction, Counterparts, Jury Trial Waiver Confidentiality. This Agreement shall be governed by, and construed in accordance with, the law of New York without reference to its conflicts of law principles (other than Section 5-1401 of the New York General Obligations Law). The provisions of Sections 9.7, 9.8, 9.9 and 9.16 of the Credit Agreement are hereby incorporated by reference as if fully set forth herein and shall apply mutatis mutandis.

6

12. Effect on Credit Documents. The Credit Agreement and each of the other Credit Documents shall be and remain in full force and effect in accordance with their respective terms and are hereby ratified and confirmed in all respects. The execution, delivery, and performance of this Agreement shall not operate, except as expressly set forth herein, as a modification or waiver of any right, power, or remedy of the Lender under the Credit Agreement, or any other Credit Document. The amendments contained in this Agreement are limited to the specifics hereof, shall not apply with respect to any facts or occurrences other than those on which the same are based, shall not excuse future non-compliance by the Borrower or any Guarantor with respect to any Credit Document to which it is a party, and shall not operate as a waiver or forbearance to any further or other matter under the Credit Documents. Each Credit Party hereby ratifies and reaffirms (i) the validity, legality and enforceability of the Credit Documents; (ii) that its reaffirmation of the Credit Documents is a material inducement to the Lender to enter into this Agreement; and (iii) that its obligations under the Credit Documents shall remain in full force and effect until all the Obligations have been paid in full. Guarantors expressly agree that the Guaranty of each extends to all Obligations under the Credit Documents, including Obligations under the Revolving Note and this Agreement. The Borrower and each Credit Party represents and warrants that the representations and warranties contained in this Agreement, Credit Agreement and in the other Credit Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true and correct on and as of such earlier date.

13. Successors and Assigns. This Agreement binds and benefits the respective successors and assigns of the parties, except that neither the Borrower nor any Guarantor may assign or delegate any of its rights or obligations under this Agreement without the prior written consent of the Lender. The Lender may assign all or a portion of all of its rights and obligations under this Agreement.

14. No Amendment. Any amendment, or waiver of, or any consent given under, any provision of this Agreement shall be in writing and, in the case of any amendment, signed by the parties or their permitted successors and assigns.

15. Entire Agreement. This Agreement and the other Credit Documents represent the final and complete agreement of the parties hereto with respect to the subject matter herein, and all prior negotiations, representations, understandings, writings and statements of any nature with respect thereto are hereby superseded in their entirety by the terms of this Agreement and the other Credit Documents.

16. Further Assurances. The Borrower and each Guarantor shall execute and deliver any and all reasonable additional documents, agreements and instruments, and take such additional reasonable action (including the filing and recording of financing statements) as may be reasonably requested by the Lender, without payment of further consideration, to effectuate the intent and purpose of this Agreement and consistent with the provisions of, and limitations contained in, the Credit Documents. The Borrower and each Guarantor agree to cooperate with, and shall cause their Subsidiaries and their advisors to cooperate with, any financial advisors or appraisers that may from time to time be retained by or on behalf of the Lender, including, without limitation, providing reasonable access (upon reasonable advance notice) to their premises, personnel and books and records.

17. Advice of Counsel. Each Credit Party has freely and voluntarily entered into this Agreement with the advice of legal counsel of its choosing, or has knowingly waived the right to do so.

18. Reimbursement of Costs and Expenses. Each Credit Party agrees to pay all costs, fees and expenses of the Lender (including attorneys' fees), expended or incurred by the Lender in connection with the negotiation, preparation, administration and enforcement of this Agreement, the Credit Documents, the Obligations, any of the Collateral and all fees, costs and expenses incurred in connection with any bankruptcy or insolvency proceeding (including, without limitation, any adversary proceeding, contested matter or motion brought by the Lender or any other Person). Without in any way limiting the foregoing, each Credit Party hereby reaffirms its agreement under the applicable Credit Documents to pay or reimburse the Lender for certain costs and expenses incurred by the Lender. The Credit Parties are jointly and severally liable for their obligations under this Section 18.

19. Release. The Borrower and each Guarantor hereby release, waive, and forever relinquish all claims, demands, obligations, liabilities and causes of action of whatever kind or nature, whether known or unknown, which any of them have, may have, or might assert at the time of execution of the Agreement against the Lender and/or its parents, affiliates, participants, officers, directors, employees, agents, attorneys, accountants, consultants, successors and assigns, directly or indirectly, which occurred, existed, was taken, permitted or begun prior to the execution of this Agreement, arising out of, based upon, or in any manner connected with (i) any transaction, event, circumstance, action, failure to act or occurrence of any sort or type, whether known or unknown, with respect to the Credit Agreement, any other Credit Document and/or the administration thereof or the Obligations created thereby; (ii) any discussions, commitments, negotiations, conversations or communications with respect to the refinancing, restructuring or collection of any Obligations related to the Credit Agreement, any other Credit Document and/or the administration thereof or the Obligations created thereby, or (iii) any matter related to the foregoing, in each case, prior to the execution of this Agreement.

[signature pages follow]

7

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

LENDER:

CP BF LENDING, LLC
By: CP Business Finance GP, LLC, its manager,
By: Columbia Pacific Advisors, LLC, its manager

By: /s/ Brad Shain
Name: Brad Shain
Title: Fund Manager

[signature page to Forbearance Agreement Amendment No. 2]

8

BORROWER:

EBET, INC. F/K/A ESPORTS
By: Columbia Pacific Advisors, LLC, its manager

By: /s/ Aaron Speach
Name: Aaron Speach
Title: CEO

[signature page to Forbearance Agreement Amendment No. 2]

9

GUARANTORS:

GLOBAL E-SPORTS ENTERTAINMENT

GROUP LLC

By: /s/ Aaron Speach

Name: Aaron Speach

Title:                 CEO

ESPORTSBOOK TECHNOLOGIES LIMITED

By: /s/ Aaron Speach

Name: Aaron Speach

Title:                 CEO

ESEG LIMITED

By: GLOBAL E-SPORTS ENTERTAINMENT GROUP LLC, its Director

By: /s/ Aaron Speach

Name: Aaron Speach

Title:                 CEO

ESPORTS PRODUCT TECHNOLOGIES

MALTA LTD

By: /s/ Aaron Speach

Name: Aaron Speach

Title:                 CEO

ESPORTS MARKETING TECHNOLOGIES

LIMITED

By: /s/ Aaron Speach

Name: Aaron Speach

Title:                 CEO

[signature page to Forbearance Agreement Amendment No. 2]

10

GOGAWI ENTERTAINMENT GROUP

LIMITED

By: /s/ Aaron Speach

Name: Aaron Speach

Title:                 CEO

KARAMBA LIMITED

By: /s/ Aaron Speach

Name: Aaron Speach

Title:                 CEO

ESPORTS PRODUCT TRADING MALTA

LIMITED

By: /s/ Aaron Speach

Name: Aaron Speach

Title:                 CEO

ESPORTS TECHNOLOGIES (ISRAEL) LTD

By: /s/ Aaron Speach

Name: Aaron Speach

Title:                 CEO

EBET CURACAO N.V.

By: /s/ Aaron Speach

Name: Aaron Speach

Title:                 CEO

[signature page to Forbearance Agreement Amendment No. 2]

11